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Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of Penske Automotive Group, Inc. (the "Company") on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Roger S. Penske and David K. Jones, Principal Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROGER S. PENSKE Roger S. Penske Chief Executive Officer
March 3, 2014
/s/ DAVID K. JONES David K. Jones Chief Financial Officer
March 3, 2014

        A signed original of this written statement required by Section 906 has been provided to Penske Automotive Group, Inc. and will be retained by Penske Automotive Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002